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                                                                       EXHIBIT 8

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                                       FOUNDED 1866


                                September 8, 2006


ING USA Annuity and Life Insurance Company
1475 Dunwoody Drive, Suite 400
West Chester, Pennsylvania 19380

         Re:      $5,000,000,000 Secured Notes Registration Statement on
                  Form S-3

Ladies and Gentlemen:

          We have acted as special counsel to ING USA Annuity and Life Insurance Company, an Iowa insurance company ("ING USA"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), by ING USA of a Registration Statement on Form S-3 (File No. 333-123457) on March 18, 2005, as amended by Amendment No. 1 filed with the Commission on April 22, 2005, Amendment No. 2 filed with the Commission on May 17, 2005, Post-Effective Amendment No. 1 filed with the Commission on June 16, 2006 and Post-Effective Amendment No. 2 filed with the Commission on September 8, 2006 (including the documents incorporated by reference therein, the "Registration Statement"), including a prospectus (including the documents incorporated by reference therein, the "Prospectus"), relating to secured medium-term notes (the "Notes") to be issued from time to time by newly established separate and distinct special purpose common law trusts, each of which will be formed in a jurisdiction located in the United States specified in the applicable pricing supplement (each, a "Trust" and together, the "Trusts"), a prospectus supplement to the Prospectus, relating to the Notes under the ING USA secured medium-term notes program to be issued from time to time by the Trusts (the "Institutional Prospectus Supplement" and, together with the Prospectus, the "Institutional Prospectus") and a prospectus supplement to the Prospectus, relating to the Notes under the INGsm USA CoreNotes(R) program to be issued from time to time by the Trusts (the "Retail Prospectus Supplement" and, together with the Prospectus, the "Retail Prospectus").

         The Registration Statement provides for (i) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, aggregate principal amount of Notes to be issued by the Trusts, with each Trust to issue Notes pursuant to an indenture (each, an "Indenture") to be entered into between such Trust and Citibank, N.A., as indenture trustee, substantially in the form filed as an exhibit to the Registration Statement, and (ii) the registration of up to $5,000,000,000, or the equivalent amount in one or more foreign currencies, of ING USA's funding agreements (each, a "Funding Agreement") to be sold to the Trusts in connection


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ING USA Annuity and Life Insurance Company
September 8, 2006
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with the issuance and sale of the Notes, substantially in the form filed as an exhibit to the Registration Statement.

         In furnishing this opinion, we have reviewed and participated in the preparation of: (i) the Registration Statement, the Institutional Prospectus and the Retail Prospectus, (ii) the standard trust terms dated September 8, 2006 (the "Standard Trust Terms"), substantially in the form filed as an exhibit to the Registration Statement, (iii) the standard indenture terms dated September 8, 2006 (the "Standard Indenture Terms"), substantially in the form filed as an exhibit to the Registration Statement, (iv) the form of Omnibus Instrument (each, an "Omnibus Instrument") that includes the form of trust agreement, which will adopt and incorporate the Standard Trust Terms, that will be entered into between U.S. Bank National Association, as trustee, and GSS Holdings II, Inc., as trust beneficial owner, and the form of Indenture, which will adopt and incorporate the Standard Indenture Terms, to be executed in connection with the creation of each Trust and the issuance by such Trust of its Notes, substantially in the form filed as an exhibit to the Registration Statement, (v) the form of the Funding Agreement, substantially in the form filed as an exhibit to the Registration Statement, (vi) the Distribution Agreement, substantially in the form filed as an exhibit to the Registration Statement, that will be entered into by and among ING USA and the agents named therein, and to be acknowledged and agreed to by each relevant Trust pursuant to a Terms Agreement (each, a "Terms Agreement") to be executed by such Trust through the execution of the Omnibus Instrument and (vii) such other records, documents, certificates or other instruments as in our judgment were necessary or appropriate to enable us to render the opinions expressed below. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies submitted to us for our examination. We have also assumed that the transactions described in the Registration Statement are performed in the manner described therein.

         Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, the discussion set forth in each of the Institutional Prospectus Supplement and the Retail Prospectus Supplement under the heading "Material United States Federal Income Tax Considerations," to the extent describing matters of United States federal income tax law or legal conclusions with respect thereto, is our opinion.

         In rendering the opinion set forth above, we have considered the applicable provisions of the Internal Revenue Code of 1986, as amended (the "Code"), regulations promulgated thereunder by the United States Treasury Department (the "Regulations"), pertinent judicial authorities, rulings and other administrative interpretations of the Internal Revenue Service and such other authorities as we have considered relevant. It should be noted that the Code, the Regulations and such judicial authorities, rulings, and administrative interpretations and other authorities are subject to change at any time and, in some circumstances, with retroactive effect; and any such change could affect the opinion stated herein.


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(SIDLEY AUSTIN LLP LOGO)
ING USA Annuity and Life Insurance Company
September 8, 2006
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         This opinion letter speaks as of the date hereof and we assume no obligation to update or supplement this letter to reflect any facts or circumstances which may hereafter come to our attention with respect to the opinions and statements set forth above, including any changes in applicable law which may hereafter occur.

         We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus forming a part thereof and to the incorporation by reference of this opinion and consent as exhibits to any Registration Statement filed in accordance with Rule 462(b) under the Act relating to the Notes. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                    Very truly yours,

                                    /s/ Sidley Austin LLP